UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 24, 2017 (February 16, 2017)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer
Identification No.)

222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) is filed by National Health Investors, Inc. ("NHI" or the “Company”) to amend its Form 8-K Item 5.02: Compensatory Arrangements of Certain Officers filed February 22, 2017. The purpose of the Amendment is to amend Item 5.02 (e), Incentive bonuses, for Kristin S. Gaines. No other items of the Form 8-K Item 5.02: Compensatory Arrangements of Certain Officers filed February 22, 2017 are amended in this Form 8-K/A.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

Incentive bonuses

The Compensation Committee approved the payment of incentive bonuses for 2016 results.

Named Executive Officer	2016 Bonus

Eric Mendelsohn	$600,000
Roger Hopkins	$265,000
Kristin S. Gaines	$340,000
Kevin Pascoe	$430,000
John Spaid	$200,000

Equity Grant

The Compensation Committee of NHI approved the following stock option grants for its named executive officers:

Eric Mendelsohn	100,000
Roger Hopkins	50,000
Kristin S. Gaines	50,000
Kevin Pascoe	50,000
John Spaid	40,000

The exercise price for each of the options will be the closing price of NHI’s common stock on February 22, 2017. All of the options granted will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

National Health Investors, Inc.

By: /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Principal Accounting Officer

Date: February 24, 2017